UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2022

Elys Game Technology, Corp.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 E. Warm Springs Rd.

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

1-628-258-5148

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ELYS	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2022, Elys Game Technology, Corp., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) providing for the issuance of (i) 2,625,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 541,227 shares of Common Stock (the “Pre-Funded Warrant Shares”) with an exercise price of $0.0001 per share, which Pre-Funded Warrants are to be issued in lieu of shares of Common Stock to ensure that the Investor does not exceed certain beneficial ownership limitations, and (iii) warrants (the “Warrants”) to purchase an aggregate of up to 3,166,227 shares of Common Stock (the “Warrant Shares”) with an exercise price of $0.9475 per share, subject to customary adjustments thereunder. If after the six month anniversary of the issuance date there is no effective registration statement registering the Warrant Shares for resale, then the Warrants are exercisable on a cashless basis. The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.” Pursuant to the Purchase Agreement, the Investor is purchasing the Securities for an aggregate purchase price of approximately $3 million.

The Company estimates that the net proceeds from the offering will be approximately $2.6 million after deducting certain fees due to the Placement Agent (as defined below) and the Company’s estimated transaction expenses. The net proceeds received by the Company will be used for working capital and other general corporate purposes.

Pursuant to the Purchase Agreement, an aggregate of 2,625,000 Shares and Pre-Funded Warrants to purchase up to 541,227 shares of Common Stock will be issued to the Investor in a registered direct offering (the “Registered Offering”) and registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement to the Company’s currently effective registration statement on Form S-3 (File No. 333-256815), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 4, 2021, and was declared effective on June 14, 2021 (the “Shelf Registration Statement”). The Company filed the prospectus supplement for the Registered Offering on June 15, 2022.

Pursuant to the Purchase Agreement, the Company will issue the Warrants to the Investor in a concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder (the “Private Placement,” and together with the Registered Offering, the “Offering”).

The Company has agreed to file a registration statement (the “Registration Statement”) to register the resale of the Warrant Shares within 90 days of the date of the Purchase Agreement and to use its commercially reasonable efforts to obtain effectiveness of the Registration Statement within 180 days following the closing of the Offering.

On June 10, 2022, the Company entered into an engagement letter (the “Engagement Letter”), with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Offering. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received in the Offering. The Company also agreed to pay the Placement Agent $50,000 for fees and expenses of legal counsel and up to $15,950 for clearing fees.

The Company expects the offering to close on or about June 15, 2022, subject to the satisfaction of customary closing conditions in the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Investor. The Investor has previously invested in securities of the Company or otherwise had pre-existing relationships with the Placement Agent and/or the Company; the Company did not engage in general solicitation or advertising with regard to the issuance and sale of the Securities. The Investor represented to the Company that it is an “accredited investor” and purchased the Securities for investment purposes and not with a view to distribution.

Certain Terms of the Pre-Funded Warrants and the Warrants

Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time after their original issuance until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants are being offered in lieu of shares of Common Stock to the Investor because the purchase of shares of Common Stock in the Registered Offering would otherwise result in said Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the Investor, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Registered Offering.

Each Warrant is exercisable for one share of Common Stock at an exercise price of $0.9475 per share. The Warrants have a term of five years and six months from the date of issuance, are exercisable six months from the date of issuance and have an exercise price of $0.9475 per share, subject to customary adjustments thereunder.

A holder (together with its affiliates) of the Pre-Funded Warrant or Warrant may not exercise any portion of the Common Stock underlying the Pre-Funded Warrant or Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant or Warrant, as applicable. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant or Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in Warrants, provided that such cashless exercise shall only be permitted if the Registration Statement is not effective at the time of such exercise or if the prospectus to which the Registration Statement is a part is not available for the issuance of shares of Common Stock to the Warrant holder.

In addition, in certain circumstances, upon a Fundamental Transaction (as defined in the Pre-Funded Warrants and Warrants), the holders of the Pre-Funded Warrants and Warrants will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Pre-Funded Warrants or Warrants are exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the Warrants have the right to require the Company or a successor entity to redeem the Warrants for an amount of consideration equal to the Black Scholes Value (as defined in the Warrants) of the remaining unexercised portion of the Warrants concurrently with or within thirty (30) days following the consummation of a Fundamental Transaction. In the event of a Fundamental Transaction, the holders of the Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such Fundamental Transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of the Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

The foregoing description of the Pre-Funded Warrants, the Warrants, and the Purchase Agreement are qualified in their entirety by reference to the full text of the form of the Pre-Funded Warrant, the form of the Warrant, and the form of the Purchase Agreement, the forms of which are attached as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K, and which are incorporated herein in their entirety by reference. The Company is also filing the opinion of its counsel, Blank Rome LLP, relating to the legality of the issuance and sale of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference and into the Shelf Registration Statement.

Item 3.02. Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K related to the Warrants and the Warrant Shares is hereby incorporated by reference in this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On June 13, 2022, the Company issued a press release announcing the pricing of the Offering described above, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company's filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Stock Purchase Warrant
5.1	Opinion of Blank Rome LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
99.1	Press Release dated June 13, 2022
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2022

ELYS GAME TECHNOLOGY, CORP.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Executive Chairman and Interim Chief Executive Officer